UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 20, 2010 (May 18, 2010)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Meadowbrook Insurance Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 18, 2010 to (i) elect three members of the Board of Directors for three year terms; and (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. For more information about the aforementioned proposals, see Meadowbrook’s Proxy Statement dated April 13, 2010. As of March 19, 2010, the record date for the Annual Meeting, there were 54,901,542 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 50,818,943 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.
     Proposal No. 1 – Election of Three Directors

			Broker
Director Name	For	Withheld	Non-Votes
Merton J. Segal	44,252,288	1,473,610	5,093,045
David K. Page	44,596,200	1,129,698	5,093,045
Herbert Tyner	44,420,216	1,305,682	5,093,045
Proposal No. 2 – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

			Broker
For	Against	Abstain	Non-Votes
50,767,587	32,358	18,998	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2010	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer